CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of King Capital Holdings, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sean King, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.        Such Quarterly Report on Form 10-QSB for the period ending March 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in such Quarterly Report on Form 10-QSB for the period ending March 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of King Capital Holdings, Inc.

Dated: May 18, 2005

KING CAPITAL HOLDINGS, INC.

By:	/s/ Sean King

Chief Executive Officer and

Chief Financial Office